Exhibit 10.3

LOAN ORIGINATION SERVICES AGREEMENT

-i-

LOAN ORIGINATION SERVICES AGREEMENT, dated as of June 30, 2014, by and between NSAM US LLC, a Delaware limited liability company (“NSAM”), and NorthStar Realty Finance Corp., a Maryland corporation (“NorthStar Realty”).
RECITALS
WHEREAS, NorthStar Realty and NorthStar Asset Management Group Inc., a Delaware corporation (“NSAM Parent”) are parties to a Separation Agreement, dated as of June 30, 2014 (the “Separation Agreement”), pursuant to which NorthStar Realty will (i) spin-off its asset management business into a separate publicly traded company, NSAM Parent, and (ii) distribute to the Recipients (as defined in the Separation Agreement) all of the outstanding common stock, par value $0.01 per share, of NSAM Parent in accordance with the terms of the Distribution (as defined in the Separation Agreement);
WHEREAS, following the Distribution, NSAM Parent will operate the NSAM Business (as defined in the Separation Agreement), and NorthStar Realty will operate the NorthStar Realty Business (as defined in the Separation Agreement); and
WHEREAS, following the Distribution, NorthStar Realty desires to receive, and NSAM is willing to provide, or cause to be provided, certain services in connection with NorthStar Realty’s loan origination business for commercial real estate debt and preferred equity (the “Loan Origination Business”), subject to the terms and conditions of this Agreement.
NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, the parties agree as follows:
1.Definitions.
(a)    Capitalized terms used herein and not otherwise defined have the meanings given to such terms in the Separation Agreement.
(b)    For the purposes of this Agreement, the following terms shall have the following meanings:
“Affiliate” means, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of the definition of “Affiliate,” “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through ownership of voting securities, by contract or otherwise. For the avoidance of doubt, for purposes of this Agreement, neither NorthStar Realty or its Subsidiaries shall be considered an Affiliate of NSAM or its Affiliates.
“Agreement” means this Loan Origination Services Agreement.
“Distribution Date” means the effective date of the Distribution.
“Material Adverse Effect” means a material adverse effect on the business, results of operations, financial condition and assets of NorthStar Realty and its subsidiaries, taken as a whole. The parties understand and agree that the following, either alone or in combination, shall be excluded from consideration when evaluating the existence of a Material Adverse Effect: (i) changes or effects in the general economic conditions; (ii) changes or effects in general market conditions, including the securities, credit or financial markets; (iii) fluctuations in the market value of common stock (or other debt or equity securities) on the New York Stock Exchange, any other market or otherwise; (iv) changes in GAAP; (v) changes or effects, including legal, tax or regulatory changes, that generally affect the industry in which NorthStar Realty operates; (vi) any failure by NorthStar Realty to meet internal projections, plans or forecasts for any period; (vii) changes or effects that directly arise out of or are directly attributable to the negotiation, execution, public announcement or performance of this Agreement or the compliance with the provisions hereof; (viii) changes or effects that arise out of or are attributable to the commencement, occurrence, continuation or intensification of any war, sabotage, armed hostilities or acts of terrorism; and (ix) the effects of earthquakes, hurricanes or other natural disasters.
“Person” means any individual, partnership, corporation, limited liability company, trust or other entity.
“Providing Party” means NSAM and any Affiliate of NSAM, in each case in its capacity as providing a Service hereunder.
“Receiving Party” means NorthStar Realty and any Subsidiary of NorthStar Realty, in each case in its capacity as receiving a Service hereunder.
“Services” means the services that the Providing Party will provide to the Receiving Party, which shall be such general and administrative services as have historically supported the Loan Origination Business consistent with past practice, including accounting and human resources services, and any Additional Services.
“Subsidiary” of any Person means any corporation or other organization whether incorporated or unincorporated of which at least a majority of the securities or interests having by the terms thereof ordinary voting power to elect at least a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries; provided, however, that no Person that is not directly or indirectly wholly owned by any other Person shall be a Subsidiary of such other Person unless such other Person controls, or has the right, power or ability to control, that Person.
“Term” means, collectively, the Initial Term and any Renewal Term hereof.
2.    Provision of Services.
(a)    Generally. Subject to the terms and conditions of this Agreement, the Providing Party shall provide, or cause to be provided, to the Receiving Party, solely for the benefit of the Loan Origination Business in the ordinary course of business, the Services, commencing on the Distribution Date through the respective period for the particular Service provided (each such period, a “Service Period”), unless such respective Service Period is earlier terminated in accordance with Section 5.

(b)    Additional Services. From time to time after the date hereof, the parties may identify additional services that the Providing Party will provide to the Receiving Party in accordance with the terms of this Agreement (the “Additional Services”). The parties shall cooperate and act in good faith to agree on the terms pursuant to which any such Additional Service shall be provided. Notwithstanding the foregoing, the Providing Party shall have no obligation to agree to provide Additional Services.
(c)    The Services shall be performed on Business Days during hours that constitute regular business hours for each of NorthStar Realty and NSAM, unless otherwise agreed. The Receiving Party shall not, nor shall any member of its Group, resell, subcontract, license, sublicense or otherwise transfer any of the Services to any Person whatsoever or permit use of any of the Services by any Person other than by the Receiving Party and its Affiliates directly in connection with the conduct of the Loan Origination Business in the ordinary course of business.
(d)    Notwithstanding anything to the contrary in this Section 2 (but subject to the second succeeding sentence), the Providing Party shall have the exclusive right to select, employ, pay, supervise, administer, direct and discharge any of its employees who will perform Services. The Providing Party shall be responsible for paying such employees’ compensation and providing to such employees any benefits relating to their performance of the Services on behalf of the Providing Party. With respect to each Service, the Providing Party shall use commercially reasonable efforts to have qualified individuals participate in the provision of such Service; provided, however, that (i) the Providing Party shall not be obligated to have any individual participate in the provision of any Service if the Providing Party determines that such participation would adversely affect the Providing Party or its Affiliates; and (ii) none of the Providing Party or its Affiliates shall be required to continue to employ any particular individual during the applicable Service Period.
(e)    Each of the Receiving Party and the Providing Party acknowledges that the purpose of this Agreement is to enable the Receiving Party to receive the applicable Services. Accordingly, at all times from and after the Distribution Date, each of the Receiving Party and the Receiving Party’s Group, on the one hand, and the Providing Party and the Providing Party’s Group, on the other hand, shall use commercially reasonable efforts to make or obtain, or cause to be made or obtained, any filings, registrations, approvals, permits or licenses; implement, or cause to be implemented, any systems; purchase, or cause to be purchased, any equipment; and take, or cause to be taken, any and all other actions, in each case necessary or advisable to enable it to provide for the Services for itself as soon as reasonably practical, and in any event prior to the expiration of the relevant Service Periods. For the avoidance of doubt, the Providing Party shall not be required to provide any Service for a period longer than the applicable Service Period.
3.    Standard of Performance.
(a)    The Providing Party shall use commercially reasonable efforts to provide, or cause to be provided, to the Receiving Party and the Receiving Party’s Group, as applicable, each Service in a manner generally consistent with the manner and level of care (but no less than a reasonable degree of care) with which such Service was provided to the Loan Origination

Business immediately prior to the Distribution Date (or, with respect to any Service not provided prior to the Distribution Date, generally consistent with the manner and level of care with which such Service would be performed by the Providing Party for its own behalf) (the “Performance Standard”), unless otherwise specified in this Agreement. Notwithstanding the foregoing, the Providing Party shall have no obligation hereunder to provide to the Receiving Party (i) any improvements, upgrades, updates, substitutions, modifications or enhancements to any of the Services unless otherwise specified, or (ii) any Service to the extent that the need for such Service arises, directly or indirectly, from the acquisition by the Receiving Party or any member of its Group, outside the ordinary course of business, of any assets of, or any equity interest in, any Person. The Receiving Party acknowledges and agrees that the Providing Party may be providing services similar to the Services provided hereunder and/or services that involve the same resources as those used to provide the Services to its and its Affiliates’ business units and other third parties, and, accordingly, the Providing Party reserves the right to modify any of the Services or the manner in which any of the Services are provided in the ordinary course of business; provided, however, that no such modification shall materially diminish the Services or have a materially adverse effect on the Loan Origination.
(b)    The Providing Party will use commercially reasonable efforts not to establish priorities, as between the Providing Party and its Affiliates, on the one hand, and the Receiving Party and its Affiliates, on the other hand, as to the provision of any Service, and will use commercially reasonable efforts to provide the Services within a timeframe so as not to materially disrupt the business of the Receiving Party. Notwithstanding the foregoing, the Receiving Party acknowledges and agrees that, due to the nature of the Services, the Providing Party shall have the right to establish reasonable priorities as between the Providing Party and its Affiliates, on the one hand, and the Receiving Party and its Affiliates, on the other hand, as to the provision of any Service if the Providing Party determines that such priorities are necessary to avoid any adverse effect to the Providing Party and its Affiliates. If any such priorities are established, the Providing Party shall advise the Receiving Party as soon as possible of any Services that will be delayed as a result of such prioritization, and will use commercially reasonable efforts to minimize the duration and impact of such delays.
4.    Fees for Services.
(a)As compensation for a particular Service, the Providing Party acknowledges and agrees that it is receiving full and adequate consideration pursuant to that certain Asset Management Agreement (the “Asset Management Agreement”), dated as of June 30, 2014, by and among NorthStar Realty and NSAM J-NRF Ltd, a Jersey limited liability company, for each Service, and no further consideration shall be due and payable hereunder for each Service during the term of the Asset Management Agreement.
(b)     If the Asset Management Agreement terminates during the Initial Term or any Renewal Term (as defined herein), then as compensation for a particular Service, the Receiving Party agrees to pay to the Providing Party the fees calculated for each Service, calculated based on the fair market value of the Service, as mutually agreed to by the parties.
(c)    The Providing Party may engage third-party contractors, at a reasonable cost, to perform any of the Services, to provide professional services related to any of the

Services, or to provide any secretarial, administrative, telephone, e-mail or other services necessary or ancillary to the Services (collectively, the “Ancillary Services”) (all of which may be contracted for separately by the Providing Party on behalf of the Receiving Party).
(d)    The Providing Party may cause any third party to which amounts are payable by or for the account of the Receiving Party in connection with Services or Ancillary Services to issue a separate invoice to the Receiving Party for such amounts. The Receiving Party shall pay or cause to be paid any such separate third-party invoice in accordance with the payment terms thereof. In the event the Providing Party does use its own funds for any such payments to any third party, the Receiving Party shall reimburse the Providing Party for such payments as invoiced by the Providing Party within 30 days following the date of delivery of such invoice from the Providing Party.
(e)    The Providing Party may, in its discretion and without any liability, suspend any performance under this Agreement upon failure of the Receiving Party to make timely any payments required under this Agreement beyond the applicable cure date specified in Section 5(d)(5) of this Agreement.
(f)    The Receiving Party shall reimburse the Providing Party for all costs of collection of overdue amounts, including any reimbursement required under Section 4(d) and any reasonable attorneys’ fees.
(g)    The Receiving Party acknowledges and agrees that it shall be responsible for any interest or other amounts in respect of any portion of any payments to any third party that the Receiving Party is required to pay.
5.    Term; Termination.
(a)    Initial Term. The initial term for each of the Services to be provided pursuant to this Agreement shall commence on the Distribution Date and shall continue in full force and effect (subject to Section 5(c) or Section 5(d) hereof) until the date that is three (3) years from the Distribution Date (the “Initial Term”), or the earlier date upon which this Agreement has been otherwise terminated in accordance with Section 5(c) or Section 5(d) hereof.
(b)    Renewal Term. This Agreement will automatically renew the obligation to perform each Service for a successive term of one (1) year (each, a “Renewal Term”) following the expiration of the Term for the particular Service, unless either party decides that it does not wish to renew this Agreement or any particular Service or Additional Services hereunder before the expiration of the Initial Term or any Renewal Term, as applicable, by notifying the other party in writing at least 90 days before the completion of the Initial Term or Renewal Term, as applicable.
(c)    Termination for Cause.

(1)
The Receiving Party may terminate this Agreement, effective upon 60 days’ prior written notice of termination from NorthStar Realty’s board of Directors (“NorthStar Realty Board of Directors”) to the Providing Party if (i) the Providing Party

engages in any act of fraud, misappropriation of funds, or embezzlement against the Receiving Party or any of its subsidiaries; (ii) the Providing Party breaches, in bad faith, any provision of this Agreement or there is an event of gross negligence on the part of the Providing Party in the performance of its duties under this Agreement and, in each case if it has a Material Adverse Effect on NorthStar Realty and, with respect to a breach in bad faith or gross negligence, if the effects of such breach in bad faith or gross negligence can be reversed, such effects are not reversed within a period of 60 days (or 90 days if the Providing Party takes steps to reverse such effects within 30 days of written notice); (iii) there is a commencement of any proceeding relating to the Providing Party’s bankruptcy or insolvency, including an order for relief in an involuntary bankruptcy case or the Providing Party authorizing or filing a voluntary bankruptcy petition that is not dismissed in 60 days; (iv) there is a dissolution of the Providing Party; or (v) unless the NorthStar Realty Board of Directors determines that qualification for taxation as a REIT under the U.S. federal income tax laws is no longer desirable, there is a determination by a court of competent jurisdiction, in a non-appealable binding order, or the Internal Revenue Service, in a closing agreement made under section 7121 of the Code, that a provision of this Agreement caused or will cause NorthStar Realty to fail to satisfy a requirement for qualification as a REIT and, within 60 days of such determination, NSAM has not agreed to amend or modify this Agreement in a manner that would allow NorthStar Realty to qualify as a REIT. Notwithstanding the foregoing, if the Providing Party assigns the Agreement to an Affiliate or a permitted assignee, the events in (iii) and (iv) with respect to such assignee shall not constitute grounds for termination by the Receiving Party.

(2)
The Providing Party may terminate this Agreement effective upon 60 days’ prior written notice of termination to the Receiving Party in the event that the Receiving Party shall default in the performance or observance of any material term, condition or covenant contained in this Agreement and such default shall continue for a period of 60 days (or 90 days if the Receiving Party takes steps to cure such breach within 30 days of the written notice) after written notice thereof specifying such default and requesting that the same be remedied in such 60-day period. In the event that this Agreement is terminated pursuant to this Section 5(c)(2), the Providing Party shall be entitled to any and all damages and legal remedies arising from or in connection with such default including, but not limited to, direct, indirect, special, consequential, speculative and punitive damages, as well as lost future profits and business in the future.
(d)    Termination Generally. During the term of this Agreement, this Agreement may be terminated:

(1)	by the Receiving Party, if the Receiving Party is prohibited by law from receiving such Services from the Providing Party;

(2)
by the Receiving Party, if the Providing Party or any member of its Group providing Services hereunder is cited by a Governmental Authority for materially violating any law governing the performance of a Service, which violation cannot be or has not been cured by the 30th day from the Receiving Party’s giving of written notice of such citation to the Providing Party;

(3)
by the Receiving Party, if the Providing Party fails to meet any Performance Standard for a period of three consecutive months, which failure cannot be or has not been cured by the 30th day from the Receiving Party’s giving of written notice of such failure to the Providing Party;

(4)
by the Providing Party, if the Receiving Party (A) becomes insolvent, (B) files a petition in bankruptcy or insolvency, is adjudicated bankrupt or insolvent or files any petition or answer seeking reorganization, readjustment or arrangement of its business under any law relating to bankruptcy or insolvency, or if a receiver, trustee or liquidator is appointed for any of the property of the other party and within 60 days thereof such party fails to secure a dismissal thereof or (C) makes any assignment for the benefit of creditors;

(5)
by the Providing Party, if the Receiving Party fails to make any payment for any portion of Services the payment of which is not being disputed in good faith by the Receiving Party, which payment remains unmade by the 60th day from the Providing Party’s giving of written notice of such failure to the Receiving Party; and

(6)
by the Receiving Party, with respect to a particular Service, upon 60 days prior notice to the Providing Party, if the Receiving Party has determined to perform the respective Service on its own behalf.

(e)    Upon the early termination of any Service pursuant to Section 5(d)(6) or upon the expiration of the applicable Service Period, following the effective time of the termination, the Providing Party shall no longer be obligated to provide such Service; provided, that, the Receiving Party shall be obligated to pay the fees that remain unpaid for such Service performed pro-rata for the period prior to termination and to reimburse the Providing Party for any reasonable out-of-pocket expenses or costs attributable to such termination.
(f)    No termination, cancellation or expiration of this Agreement shall prejudice the right of either party hereto to recover any payment due at the time of termination, cancellation or expiration (or any payment accruing as a result thereof), nor shall it prejudice any cause of action or claim of either party hereto accrued or to accrue by reason of any breach or default by the other party hereto.
(g)    Notwithstanding any provision herein to the contrary, Sections 4, 9 through 12, 19, 23 and 24 of this Agreement shall survive the termination of this Agreement.
6.    Intellectual Property. The Receiving Party grants to the Providing Party and its Affiliates a limited, non-exclusive, fully paid-up, nontransferable, revocable license, without the right to sublicense, for the term of this Agreement to use all intellectual property owned by or, to the extent permitted by the applicable license, licensed to the Receiving Party solely to the extent necessary for the Providing Party to perform its obligations hereunder.
7.    Internal Use; Title, Copies, Return. Except to the extent inconsistent with the express terms of the Separation Agreement and any Ancillary Agreement other than this Agreement, each party agrees that:
(a)    title to all systems used in performing any Service provided hereunder shall remain in the Providing Party or its third-party vendors; and
(b)    to the extent the provision of any Service involves intellectual property, including without limitation software programs or patented or copyrighted material, or material constituting trade secrets, the Receiving Party shall not copy, modify, reverse engineer, decompile or in any way alter any of such material, or otherwise use such material in a manner inconsistent with the terms and provisions of this Agreement, without the express written consent of the Providing Party; and upon the termination of any Service, the Receiving Party shall return to the Providing Party, as soon as practicable, any equipment or other property of the Providing Party relating to such Service which is owned or leased by the Providing Party and is or was in its possession or control.
8.    Good Faith Cooperation; Consents. Each party shall use reasonable best efforts to cooperate with the other party in all matters relating to the provision and receipt of the Services. Such cooperation shall include, but not be limited to, exchanging information, providing electronic access to systems used in connection with the Services, performing true-ups and adjustments and obtaining all consents, licenses, sublicenses or approvals necessary to permit each party to perform its obligations hereunder. The Providing Party and the Receiving Party shall each maintain reasonable documentation related to the Services and cooperate with each other in making such information available as needed.
9.    Confidentiality. Each party shall keep confidential any and all information obtained by it in connection with this Agreement and shall not disclose any such information (or use the same except in furtherance of its duties and obligations under this Agreement) to unaffiliated third parties, except: (i) with the prior written consent of the board of directors of the applicable party; (ii) to legal counsel, accountants and other professional advisors; (iii) to appraisers, financing sources and others in the ordinary course of business; (iv) to third parties who agree to keep such information confidential by contract or by professional or ethical duty and who need to know such information to perform services or to evaluate a prospective transaction; (v) to governmental officials having jurisdiction over the applicable party; (vi) in connection with any governmental or regulatory filings of the applicable party, or disclosure or presentations to such party’s investors; (vii) as required by law or legal process to which a party or any person to whom disclosure is permitted hereunder is subject; or (viii) to the extent such information is otherwise publicly available through the actions of a person other than the party not resulting from the party’s violation of this Section 9. The provisions of this Section 9 shall survive the expiration or earlier termination of this Agreement for a period of one year.
10.    Dispute Resolution. All disputes, controversies and claims directly or indirectly arising out of or in relation to this Agreement or the validity, interpretation, construction, performance, breach or enforceability of this Agreement shall be finally, exclusively and conclusively settled in accordance with the provisions of Article VIII of the Separation Agreement, which shall apply mutatis mutandis to this Agreement.
11.    Warranties; Limitation of Liability; Indemnity.
(a)    The Receiving Party acknowledges that the Providing Party is not engaged in the business of providing finance, accounting, payroll, human resources, employee benefits, legal or corporate services to third parties and that the Services and Ancillary Services to be provided by the Providing Party to the Receiving Party and the Receiving Party’s Group are being provided as an accommodation to the Receiving Party and the Receiving Party’s Group in connection with the transactions contemplated by the Separation Agreement. All Services and Ancillary Services are provided “as-is”.
(b)    Other than the statements expressly made by the Providing Party in this Agreement, the Providing Party makes no representation or warranty, express or implied, with respect to the Services and Ancillary Services and, except as provided in Subsection (c) of this Section 11, the Receiving Party hereby waives, releases and renounces all other representations, warranties, obligations and liabilities of the Providing Party, and any other rights, claims and remedies of the Receiving Party against the Providing Party, express or implied, arising by law or otherwise, with respect to any nonconformance, error, omission or defect in any of the Services or Ancillary Services, including (i) any implied warranty of merchantability or fitness for a particular purpose, (ii) any implied warranty of non-infringement or arising from course of performance, course of dealing or usage of trade and (iii) any obligation, liability, right, claim or remedy in tort, whether or not arising from the negligence of the Providing Party.
(c)    None of the Providing Party or any of its Affiliates or any of its or their respective officers, directors, employees, agents, attorneys-in-fact, contractors or other representatives shall be liable for any action taken or omitted to be taken by the Providing Party or such person under or in connection with this Agreement, except that the Providing Party shall be liable for direct damages or losses incurred by the Receiving Party or the Receiving Party’s Group arising out of the gross negligence or willful misconduct of the Providing Party or any of its Affiliates or any of its or their respective officers, directors, employees, agents, attorneys-in-

fact, contractors or other representatives in the performance or nonperformance of the Services or Ancillary Services.
(d)    In no event shall the aggregate amount of all such damages or losses for which the Providing Party may be liable under this Agreement exceed the aggregate total sum received by the Providing Party for the Services; provided, that, no such cap shall apply to liability for damages or losses arising from fraud. Except as provided in Subsection (c) of this Section 11, none of the Providing Party or any of its Affiliates or any of its or their respective officers, directors, employees, agents, attorneys-in-fact, contractors or other representatives shall be liable for any action taken or omitted to be taken by, or the negligence, gross negligence or willful misconduct of, any third party.
(e)    Notwithstanding anything to the contrary herein, none of the Providing Party or any of its Affiliates or any of its or their respective officers, directors, employees, agents, attorneys-in-fact, contractors or other representatives shall be liable for damages or losses incurred by the Receiving Party or any of the Receiving Party’s Affiliates for any action taken or omitted to be taken by the Providing Party or such other person under or in connection with this Agreement to the extent such action or omission arises from actions taken or omitted to be taken by, or the negligence, gross negligence or willful misconduct of, the Receiving Party or any of the Receiving Party’s Affiliates.
(f)    No party hereto or any of its Affiliates or any of its or their respective officers, directors, employees, agents, attorneys-in-fact, contractors or other representatives shall in any event have any obligation or liability to the other party hereto or any such other person whether arising in contract (including warranty), tort (including active, passive or imputed negligence) or otherwise for consequential, incidental, indirect, special or punitive damages, whether foreseeable or not, arising out of the performance of the Services or Ancillary Services or this Agreement, including any loss of revenue or profits, even if a party hereto has been notified about the possibility of such damages.
(g)    The Receiving Party shall indemnify and hold the Providing Party and its Affiliates and any of its or their respective officers, directors, employees, agents, attorneys-in-fact, contractors or other representatives harmless from and against any and all damages, claims or losses that the Providing Party or any such other person may at any time suffer or incur, or become subject to, as a result of or in connection with this Agreement or the Services or Ancillary Services provided hereunder, except those damages, claims or losses incurred by the Providing Party or such other person arising out of the gross negligence or willful misconduct by the Providing Party or such other person.
12.    Taxes. Each party hereto shall be responsible for the cost of any sales, use, privilege and other transfer or similar taxes imposed upon that party as a result of the performance of the Services. Any amounts payable under this Agreement are exclusive of any goods and services taxes, value added taxes, sales taxes or similar taxes (“Sales Taxes”) now or hereinafter imposed on the performance or delivery of Services, and an amount equal to such taxes so chargeable shall, subject to receipt of a valid receipt or invoice as required below in this Section 13, be paid by the Receiving Party to the Providing Party in addition to the amounts otherwise payable under this Agreement. In each case where an amount in respect of Sales Tax is payable by the Receiving Party in respect of a Service provided by the Providing Party, the Providing Party shall furnish in a timely manner a valid Sales Tax receipt or invoice to the Receiving Party in the form and manner required by applicable law to allow the Receiving Party to recover such tax to the extent allowable under such law. Any applicable property taxes resulting from provision of the Services shall be payable by the party owing or leasing the asset subject to such tax.
13.    Notices. Any notice under this Agreement shall be given in writing, addressed and delivered or mailed, postage prepaid, to the addresses set forth herein (or such other address as a party may identify to the other party from time to time). All notices shall be effective upon receipt.
If to NRF:
NorthStar Realty Finance Corp.
399 Park Avenue, 18th Floor
New York, New York 10022
Attention: General Counsel
If to NSAM:
NSAM US LLC
c/o NorthStar Asset Management Group Inc.
399 Park Avenue, 18th Floor
New York, New York 10022
Attn: General Counsel
14.    Entire Agreement; Governing Law. This Agreement contains the entire agreement of the parties and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof, provided however that nothing contained in this agreement shall alter the terms of the Asset Management Agreement and provided further that to the extent of any conflict between this agreement and the Asset Management Agreement, the Asset Management Agreement shall control. This Agreement shall be construed in accordance with the laws of the State of New York.
15.    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.
16.    Headings. The section headings contained in this Agreement are inserted for convenience only, and shall not affect in any way, the meaning or interpretation of this Agreement.
17.    Miscellaneous. It is understood that certain provisions of this Agreement may serve to limit the potential liability of the Providing Party. The Receiving Party has had the opportunity to consult with the Providing Party as well as, if desired, its professional advisors and legal counsel as to the effect of these provisions. It is further understood that certain applicable laws may impose liability or allow for legal remedies even where the Providing Party has acted in good faith and that the rights under those laws may be non-waivable. Nothing in this Agreement shall, in any way, constitute a waiver or limitation of any rights which may not be limited or waived in accordance with applicable law.
18.    Severability. Each provision of this Agreement shall be considered separate from the others and, if for any reason, any provision or its application is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, then such invalid, illegal or unenforceable provision shall not impair the operation of or affect any other provisions of this Agreement, and either (a) such invalid, illegal or unenforceable provision shall be construed and enforced to the maximum extent legally permissible or (b) the parties shall substitute for the invalid, illegal or unenforceable provision a valid, legal and enforceable provision with a substantially similar effect and intent.
19.    Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. No party hereto may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other party hereto; provided, however, that, subject to compliance with the Investment Advisers Act of 1940, if applicable, either party may assign this Agreement without the consent of the other party to any third party that acquires, by any means, including by merger or consolidation, all or substantially all the consolidated assets of such party, so long as such acquirer expressly assumes, in a written instrument in form reasonably satisfactory to the non-assigning party, the due and punctual performance or observance of every agreement and covenant of this Agreement on the part of the assigning party to be performed or observed. Any purported assignment in violation of this Section shall be void and shall constitute a material breach of this Agreement.
20.    Amendments. This Agreement may be amended or modified only by mutual consent of the parties in writing.
21.    Waiver. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.
22.    Binding Effect; Benefit. This Agreement and all terms, provisions and conditions hereof shall be binding upon the parties hereto, and shall inure to the benefit of the parties hereto and to their respective successors and assigns.
23.    Relationship of the Parties. Nothing in this Agreement shall be deemed or construed by the parties or any third party as creating the relationship of principal and agent, partnership or joint venture between the parties, it being understood and agreed that, except as expressly provided in Section 4(d), no provision contained herein, and no act of the parties, shall be deemed to create any relationship between the parties other than the relationship of independent contractor nor be deemed to vest any rights, interest or claims in any third parties.
24.    Force Majeure. No party to this Agreement will be responsible for nonperformance resulting from acts beyond the reasonable control of such party; provided that such party uses commercially reasonable efforts to avoid or remove such causes of nonperformance and continues performance under this Agreement with reasonable dispatch as soon as such causes are removed.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Loan Origination Services Agreement to be executed as of the date first written above by their duly authorized representatives.
NSAM US LLC

By    /s/ Ronald J. Lieberman
    Name: Ronald J. Lieberman
    Title: Executive Vice President, General
Counsel & Secretary
NORTHSTAR REALTY FINANCE CORP.

By    /s/ Ronald J. Lieberman
    Name: Ronald J. Lieberman
    Title: Executive Vice President, General
Counsel & Secretary

[Signature Page to Loan Origination Services Agreement]